================================================================================


                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                              TRAVELERS GROUP INC.


                                       and


                                    CITICORP




                            Dated as of April 5, 1998


================================================================================

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                                    THE MERGER.................................2

SECTION 1.01  The Merger.......................................................2
SECTION 1.02  Closing..........................................................2
SECTION 1.03  Effective Time...................................................2
SECTION 1.04  Effects of the Merger............................................3
SECTION 1.05  Certificate of Incorporation
                      and By-laws                                              3
SECTION 1.06  Boards, Committees and Officers..................................3
SECTION 1.07  Reservation of Right to Revise
                      Transaction..............................................3

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES............................4

SECTION 2.01  Effect on Capital Stock..........................................4
SECTION 2.02  Exchange of Certificates.........................................6
SECTION 2.03  Certain Adjustments.............................................12

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES.......................12

SECTION 3.01  Representations and Warranties
                      of Citicorp.............................................12
SECTION 3.02  Representations and Warranties
                      of Travelers............................................31

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS ................49

SECTION 4.01  Conduct of Business.............................................49
SECTION 4.02  No Solicitation by Citicorp.....................................56
SECTION 4.03  No Solicitation by Travelers....................................59

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS...........................62

SECTION 5.01  Preparation of the Form S-4 and
              the Joint Proxy Statement;
              Stockholders Meetings...........................................62
SECTION 5.02  Letters of Citicorp's Accountants...............................64
SECTION 5.03  Letters of Travelers' Accountants...............................64
SECTION 5.04  Access to Information; Confidentiality..........................65
SECTION 5.05  Best Efforts, Cooperation.......................................65
SECTION 5.06  Stock Options and Restricted Stock .............................68
SECTION 5.07  Indemnification, Exculpation and
              Insurance.......................................................70
SECTION 5.08  Fees and Expenses...............................................71
SECTION 5.09  Public Announcements............................................71
SECTION 5.10  Affiliates......................................................72
SECTION 5.11  NYSE and PSE Listing............................................72
SECTION 5.12  Stockholder Litigation..........................................73
SECTION 5.13  Tax Treatment...................................................73
SECTION 5.14  Pooling of Interests............................................73
SECTION 5.15  Travelers Preferred Stock.......................................73
SECTION 5.16  Standstill Agreements;
              Confidentiality Agreements......................................74
SECTION 5.17  Compliance with 1940 Act Section 15.............................74
SECTION 5.18  Consent Procedure...............................................75
SECTION 5.19  Employee Benefit Plans..........................................75

                                   ARTICLE VI

                              CONDITIONS PRECEDENT............................76

SECTION 6.01  Conditions to Each Party's
                      Obligation to Effect the Merger.........................76
SECTION 6.02  Conditions to Obligations of Travelers..........................78
SECTION 6.03  Conditions to Obligations of Citicorp...........................78
SECTION 6.04  Frustration of Closing Conditions...............................79

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER.....................79

SECTION 7.01  Termination.....................................................79
SECTION 7.02  Effect of Termination...........................................81
SECTION 7.03  Amendment.......................................................81
SECTION 7.04  Extension; Waiver...............................................81

SECTION 7.05  Procedure for Termination,
              Amendment, Extension or Waiver..................................82

                                  ARTICLE VIII

                               GENERAL PROVISIONS.............................82

SECTION 8.01  Nonsurvival of Representations and
              Warranties......................................................82
SECTION 8.02  Notices.........................................................82
SECTION 8.03  Definitions.....................................................83
SECTION 8.04  Interpretation..................................................85
SECTION 8.05  Counterparts....................................................85
SECTION 8.06  Entire Agreement; No Third-Party
              Beneficiaries...................................................86
SECTION 8.07  Governing Law...................................................86
SECTION 8.08  Assignment......................................................86
SECTION 8.09  Consent to Jurisdiction.........................................86
SECTION 8.10  Headings........................................................86
SECTION 8.11  Severability....................................................87

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this Agreement), dated as of April 5, 1998, by and between TRAVELERS GROUP INC., a Delaware corporation ("Travelers"), and CITICORP, a Delaware corporation ("Citicorp").


                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of Travelers and Citicorp have approved the merger of Citicorp with and into Travelers (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $1.00 per share, of Citicorp ("Citicorp Common Stock"), other than shares owned by Travelers or Citicorp, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(b)) and (b) each issued and outstanding share of Citicorp Preferred Stock (as defined in Section 3.01(c)), other than shares owned by Travelers or Citicorp, will be converted into the right to receive one share of the corresponding series of preferred stock, with a par value of $1.00 per share, of Travelers pursuant to Article II (collectively, "Travelers Preferred Stock");

                  WHEREAS, the respective Boards of Directors of Travelers and Citicorp have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

                  WHEREAS, Travelers and Citicorp desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Citicorp shall be merged with and into Travelers at the Effective Time (as defined in Section 1.03). Following the Effective Time, Travelers shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Citicorp in accordance with the DGCL.

                  SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto; provided, however, that each of Travelers and Citicorp by notice to the other party shall have the right to delay the Closing by up to 90 days following the date on which the Closing would otherwise have occurred hereunder to the extent necessary in order to obtain any material governmental, regulatory or other third-party approvals, consents, orders or authorizations required in connection with or as a result of the transactions contemplated hereby (including the Board of Governors of the Federal Reserve System and applicable state insurance authorities) that have not yet then been obtained in connection with the Closing. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 or at such other location in the City of New York as the parties hereto shall agree to in writing.

                  SECTION 1.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Travelers and Citicorp shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 1.05 Certificate of Incorporation and By-laws. The Restated Certificate of Incorporation and By-laws of Travelers shall be the certificate of incorporation and by-laws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that as of the Effective Time (i) the By-laws shall be amended as necessary to reflect the provisions of Section 1.06 and (ii) the Restated Certificate of Incorporation shall be amended to change the name of the Surviving Corporation to a name agreed to in writing by Travelers and Citicorp.

                  SECTION 1.06 Boards, Committees and Officers. The Chairman and Chief Executive Officer of Travelers and the Chairman of Citicorp shall serve as the Co-Chairmen and Co-Chief Executive Officers of the Surviving Corporation. Prior to the Effective Time, Travelers and Citicorp shall mutually determine the other individuals who will serve as officers of the Surviving Corporation. Such officers shall be appointed by the Board of Directors of the Surviving Corporation in accordance with its by-laws. The initial Board of Directors and committees of the Board of Directors of the Surviving Corporation shall be constituted of an equal number of directors designated by each of Travelers and Citicorp, with the total number of directors comprising the initial Board of Directors of the Surviving Corporation to equal twenty-four (all of whom, other than the Co-Chairmen, shall be outside directors).

                  SECTION 1.07 Reservation of Right to Revise Transaction. If each of Travelers and Citicorp agree in writing, they may change the method of effecting the business combination between Travelers and Citicorp, and each party shall cooperate in such efforts, including to provide for a different form of merger; provided, how ever, that no such change shall (i) alter or change the amount or kind of consideration to be received by holders of Citicorp Common Stock or Citicorp Preferred Stock, (ii) adversely affect the proposed accounting treatment for the Merger or the tax treatment to Travelers, Citicorp or their respective stockholders as a result of receiving the Merger Consideration, or
(iii) materially delay receipt of any approval referred to in this Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

                  SECTION 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Citicorp Common Stock, Citicorp Preferred Stock, Travelers Common Stock or Travelers Preferred Stock:

                           (a)  Cancellation of Treasury Stock and
Travelers-Owned Stock. Each share of Citicorp Common Stock and Citicorp Preferred Stock that is owned by Citicorp or Travelers shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that any shares of Citicorp Common Stock and Citicorp Preferred Stock (i) held by Citicorp or Travelers in connection with any market making or proprietary trading activity or for the account of another person, (ii) as to which Citicorp or Travelers is or may be required to act as a fiduciary or in a similar capacity or (iii) the cancellation of which would violate any legal duties or obligations of Citicorp or Travelers, in each case shall not be cancelled but, instead, shall be treated as set forth in Section 2.01(b) (in the case of Citicorp Common Stock) or 2.01(c) (in the case of Citicorp Preferred Stock).

                           (b)  Conversion of Citicorp Common Stock.
Subject to Section 2.02(e), each issued and outstanding share of Citicorp Common Stock (other than shares to be cancelled in accordance with Section 2.01(a)) shall be converted into the right to receive 2.50 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $.01 per share (the "Travelers Common Stock"), of Travelers (the "Merger Consideration"). As of the Effective Time, all such shares of Citicorp Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Citicorp Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Travelers Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

                           (c) Conversion of Citicorp Preferred Stock. Each
issued and outstanding share of Citicorp Preferred Stock (other than shares to be cancelled in accordance with Section 2.01(a)) shall be converted into the right to receive one fully paid and nonassessable share of the corresponding series of Travelers Preferred Stock, which Travelers Preferred Stock (i) shall have terms that are substantially identical to the Citicorp Preferred Stock (provided that, as a result of the Merger, the issuer thereof shall be Travelers rather than Citicorp), (ii) shall all be on a parity with each other and each series of Travelers Preferred Stock then out standing with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up and (iii) shall be issued pursuant to action taken by the Board of Directors of Travelers. As of the Effective Time, all such shares of Citicorp Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Citicorp Preferred Stock shall cease to have any rights with respect thereto, except the right to receive one share of the corresponding series of Travelers Preferred Stock to be issued in consideration there for upon surrender of such certificate in accordance with Section 2.02, without interest.

                  SECTION 2.02 Exchange of Certificates.

                           (a)  Exchange Agent.  As of the Effective
Time, Travelers shall enter into an agreement with Citicorp as exchange agent for the Merger (Citicorp solely in such capacity as exchange agent, the "Exchange Agent"), which shall provide that Travelers shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Citicorp Common Stock and Citicorp Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Travelers Common Stock and Travelers Preferred Stock (such shares of Travelers Common Stock and Travelers Preferred Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.02(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Travelers Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Citicorp Common Stock and Citicorp Preferred Stock.

                           (b)  Exchange Procedures.  As soon as
reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Citicorp Common Stock or Citicorp Preferred Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration or shares of Travelers Preferred Stock, as applicable, pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Travelers and Citicorp may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration or shares of Travelers Preferred Stock, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Travelers Common Stock or Travelers Preferred Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Travelers Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Citicorp Common Stock or Citicorp Preferred Stock which is not registered in the transfer records of Citicorp, a certificate representing the proper number of shares of Travelers Common Stock or Travelers Preferred Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Travelers Common Stock or Travelers Preferred Stock to a person other than the registered holder of such Certificate or establishes to the satisfaction of Travelers that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or shares of Travelers Preferred Stock, as applicable, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Travelers Common Stock in accordance with
Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                           (c)  Distributions with Respect to
Unexchanged Shares. No dividends or other distributions with respect to Travelers Common Stock or Travelers Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Travelers Common Stock or Travelers Preferred Stock represented thereby, and, in the case of Certificates representing Citicorp Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Travelers Common Stock shall be paid by Travelers to the Ex change Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Travelers Common Stock or Travelers Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Travelers Common Stock or Travelers Preferred Stock, and, in the case of Certificates representing Citicorp Common Stock, the amount of any cash payable in lieu of a fractional share of Travelers Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Travelers Common Stock or Travelers Preferred Stock.

                           (d) No Further Ownership Rights in Citicorp Common
Stock or Citicorp Preferred Stock. All shares of Travelers Common Stock or Travelers Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Citicorp Common Stock or Citicorp Preferred Stock, as applicable, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Citicorp on such shares of Citicorp Common Stock or Citicorp Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Citicorp Common Stock or Citicorp Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

                           (e)  No Fractional Shares.

                           (i) No certificates or scrip representing fractional shares of Travelers Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Travelers shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stock holder of Travelers.

                           (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall deter mine the excess of (A) the number of whole shares of Travelers Common Stock delivered to the Exchange Agent by Travelers pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of Travelers Common Stock to be distributed to former holders of Citicorp Common Stock pursuant to
         Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Ex change Agent shall, on behalf of former holders of Certificates representing Citicorp Common Stock, sell the Excess Shares at then-prevailing prices on The New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.02(e)(iii).

                           (iii) The sale of the Excess Shares by the Exchange
Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Citicorp Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Citicorp Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Citicorp Common Stock is entitled (after taking into account all shares of Citicorp Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Citicorp Common Stock are entitled.

                           (iv) Notwithstanding the provisions of Section 2.02(e)(ii) and (iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Citicorp Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Citicorp Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Travelers Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

                           (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Citicorp Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Citicorp Common

         Stock subject to and in accordance with the terms of Section 2.02(c).

                           (f)  Termination of Exchange Fund.  Any
portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Travelers, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Travelers for payment of their claim for Merger Consideration or shares of Travelers Preferred Stock, any dividends or distributions with respect to Travelers Common Stock or Travelers Preferred Stock, as applicable, and any cash in lieu of fractional shares of Travelers Common Stock.

                           (g)  No Liability.  None of Travelers,
Citicorp or the Exchange Agent shall be liable to any person in respect of any shares of Travelers Common Stock or Travelers Preferred Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Travelers Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or shares of Travelers Preferred Stock, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing Citicorp Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or shares of Travelers Preferred Stock, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                           (h)  Investment of Exchange Fund.  The
Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Travelers, on a daily basis. Any interest and other income resulting from such investments shall be paid to Travelers.

                           (i)  Lost Certificates.  If any Certificate
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or shares of Travelers Preferred Stock and, if applicable, any unpaid dividends and distributions on shares of Travelers Common Stock or Travelers Preferred Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

                  SECTION 2.03 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Travelers Common Stock or Citicorp Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Citicorp Common Stock the same economic effect and percentage ownership of Travelers Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01 Representations and Warranties of Citicorp. Except as disclosed in the Citicorp Filed SEC Documents (as defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by Citicorp to Travelers prior to the execution of this Agreement (the "Citicorp Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Citicorp represents and war rants to Travelers as follows:

                           (a)  Organization, Standing and Corporate
Power. Each of Citicorp and its subsidiaries (as defined in Section 8.03) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on Citicorp. Each of Citicorp and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Citicorp. Citicorp is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Citicorp has made available to Travelers prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to date.

                           (b)  Subsidiaries.  Section 3.01(b) of the
Citicorp Disclosure Schedule includes all the subsidiaries of Citicorp which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Citicorp, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Citicorp.

                           (c)  Capital Structure.  The authorized
capital stock of Citicorp consists of (i) 800,000,000 shares of Citicorp Common Stock, (ii) 20,000,000 shares of Class B Common Stock, par value $1.00 per share, of Citicorp ("Citicorp Class B Common Stock") and (iii) 20,000,000 shares of preferred stock, without par value, of Citicorp ("Citicorp Authorized Preferred Stock"), of which 4,000,000 shares have been designated as Second Series Preferred Stock, 1,500,000 shares have been designated as Third Series Preferred Stock, 1,000,000 shares have been designated as Fourth Series Preferred Stock, 400,000 shares have been designated as Seventh Series Preferred Stock, 625,000 shares have been designated as Series 8A Preferred Stock, 625,000 shares have been designated as Series 8B Preferred Stock, 5,000,000 shares have been designated as Series 9 Preferred Stock, 5,900 shares have been designated as Series 12 Preferred Stock, 6,600 shares have been designated as Series 13 Preferred Stock, 800,000 shares have been designated as Series 14 Preferred Stock, 7,200,000 shares have been designated as Series 15 Preferred Stock, 1,300,000 shares have been designated as Series 16 Preferred Stock, 1,400,000 shares have been designated as Series 17 Preferred Stock, 700,000 shares have been designated as Series 18 Preferred Stock, 400,000 shares have been designated as Series 19 Preferred Stock, 500,000 shares have been designated as Series 20 Preferred Stock, 600,000 shares have been designated as Series 21 Preferred Stock, 500,000 shares have been designated as Series 22 Preferred Stock, and 250,000 shares have been designated as Series 23 Preferred Stock (in each case, as defined in Section 3.01(c) of the Citicorp Disclosure Schedule). "Citicorp Preferred Stock" means Citicorp Authorized Preferred Stock that is issued and outstanding from time to time. At the close of business on March 31, 1998: (i) 506,298,235 shares of Citicorp Common Stock were issued and outstanding; (ii) 54,773,606 shares of Citicorp Common Stock were held by Citicorp in its treasury (such shares, "Citicorp Treasury Stock"); (iii) no shares of Citicorp Class B Common Stock were issued or outstanding; (iv) 6,900,000 shares of Citicorp Preferred Stock were issued and outstanding as follows: (1) 625,000 shares of Series 8A Preferred Stock were issued and outstanding, (2) 625,000 shares of Series 8B Preferred Stock were issued and outstanding, (3) 1,300,000 shares of Series 16 Preferred Stock were issued and outstanding, (4) 1,400,000 shares of Series 17 Preferred Stock were issued and outstanding, (5) 700,000 shares of Series 18 Preferred Stock were issued and outstanding, (6) 400,000 shares of Series 19 Preferred Stock were issued and outstanding, (7) 500,000 shares of Series 20 Preferred Stock were issued and outstanding, (8) 600,000 shares of Series 21 Preferred Stock were issued and outstanding, (9) 500,000 shares of Series 22 Preferred Stock were issued and outstanding, (10) 250,000 shares of Series 23 Preferred Stock were issued and outstanding and (11) 163,945 Book Value Shares as described in Section 3.01(c) of the Citicorp Disclosure Schedule were issued and outstanding; (v) no shares of Citicorp Preferred Stock were held by Citicorp in its treasury, other than shares held for purposes of market making, proprietary trading or otherwise on behalf of customers; and (vi) 80,038,906 shares of Citicorp Common Stock were reserved for issuance pursuant to the Savings Incentive Plan of Citicorp, the 1997 Stock Purchase Plan of Citicorp, the 1997 Stock Incentive Plan of Citicorp, the 1988 Stock Incentive Plan of Citicorp and the Dividend Reinvestment and Common Stock Purchase Plan of Citicorp (collectively, the "Citicorp Stock Plans"), of which 28,449,057 shares were subject to outstanding employee stock options to purchase Citicorp Common Stock granted under the Citicorp Stock Plans at December 31, 1997. Citicorp covenants to provide in writing to Travelers no later than April 7, 1998 the number of shares of Citicorp Common Stock which at the close of business on March 31, 1998 were subject to outstanding employee stock options or other rights to purchase or receive Citicorp Common Stock granted under the Citicorp Stock Plans (collectively, "Citicorp Employee Stock Options"). All of the series of Citicorp Preferred Stock currently outstanding rank on a parity with each other with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. None of the series of Citicorp Preferred Stock currently outstanding has any voting rights, except for rights to elect directors in the event of a default in the payment of dividends and except for the rights set forth on Section 3.01(c) of the Citicorp Disclosure Schedule. All outstanding shares of capital stock of Citicorp are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c), except for changes since March 31, 1998 resulting from the issuance of shares of Citicorp Common Stock pursuant to the Citicorp Employee Stock Options and other rights referred to above in this
Section 3.01(c) and except as permitted by Section 4.01(a)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Citicorp, (B) any securities of Citicorp convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Citicorp and (C) any war rants, calls, options or other rights to acquire from Citicorp or any Citicorp subsidiary, and no obligation of Citicorp or any Citicorp subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Citicorp and (y) other than agreements entered into with respect to the Citicorp Stock Plans in effect as of the close of business on March 31, 1998, there are no outstanding obligations of Citicorp or any Citicorp subsidiary to repurchase, redeem or other wise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Citicorp nor any Citicorp subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of Citicorp or any Citicorp subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Citicorp subsidiary, (B) warrants, calls, options or other rights to acquire from Citicorp or any Citicorp subsidiary, and no obligation of Citicorp or any Citicorp subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Citicorp subsidiary or
(C) obligations of Citicorp or any Citicorp subsidiary to repurchase, redeem or otherwise acquire any such out standing securities of Citicorp subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the Citicorp subsidiaries, Citicorp does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity other than (i) in the ordinary course of trading, underwriting, asset management, merchant banking, securitization, insurance portfolios or market making activities of Citicorp or the Citicorp subsidiaries or the Citicorp Funds or ownership of the Citicorp Funds or (ii) as are not material to Citicorp and its subsidiaries, taken as a whole. "Citicorp Fund" means (i) any investment account advised or managed by Citicorp on behalf of third parties and (ii) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which Citicorp or a Citicorp subsidiary acts as the general partner, managing member, manager, advisor or the equivalent or as the general partner of another Citicorp Fund.

                           (d)  Authority; Noncontravention.
Citicorp has all requisite corporate power and authority to enter into this Agreement and, subject to the Citicorp Stockholder Approval (as defined in Section 3.01(l)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Citicorp and the consummation by Citicorp of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Citicorp, subject, in the case of the Merger, to the Citicorp Stockholder Approval. This Agreement has been duly executed and delivered by Citicorp and, assuming the due authorization, execution and delivery by Travelers, constitutes a legal, valid and binding obligation of Citicorp, enforceable against Citicorp in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Citicorp or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Citicorp or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Citicorp or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Citicorp or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Citicorp or (y) reasonably be expected to materially impair or delay the ability of Citicorp to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by Citicorp or any of its subsidiaries in connection with the execution and delivery of this Agreement by Citicorp or the consummation by Citicorp of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) a proxy statement relating to the Citicorp Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the Travelers Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Citicorp is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the consents, approvals and notices required under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisors Act of 1940, as amended (the "Advisors Act"); (4) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the securities, commodities, banking, insurance or other financial services businesses; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Citicorp or (y) reason ably be expected to materially impair or delay the ability of Citicorp to perform its obligations under this Agreement.

                           (e)  Reports; Undisclosed Liabilities.

                           (i) Citicorp has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1995 (the "Citicorp SEC Documents"). As of their respective dates, the Citicorp SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Citicorp SEC Documents, and none of the Citicorp SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Citicorp SEC Document has been revised or superseded by a later filed Citicorp SEC Document, none of the Citicorp SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Citicorp included in the Citicorp SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Citicorp and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recur ring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Citicorp nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Citicorp.

                           (ii) Except as would not have a material adverse effect on Citicorp, Citicorp and each of its subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with (1) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (2) the Federal Deposit Insurance Corporation, (3) the Office of the Comptroller of the Currency, (4) any state banking or insurance commission or any other state regulatory authority, (5) the Office of Thrift Supervision and (6) any other self-regulatory organization (clauses (1) through (6), collectively, the "Citicorp Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Citicorp Regulatory Agency in the regular course of the business of Citicorp and its subsidiaries, no Citicorp Regulatory Agency has initiated any proceeding or, to the knowledge of Citicorp, investigation into the business or operations of Citicorp or any of its subsidiaries since January 1, 1995. Except as would not have a material adverse effect on Citicorp, there is no unresolved violation, criticism, or exception by any Citicorp Regulatory Agency with respect to any report or statement relating to any examinations of Citicorp or any of its subsidiaries.

                           (iii) Except in each case as would not have a material adverse effect on Citicorp, the annual statements of each subsidiary of Citicorp that is an insurer for the years ended December 31,

         1996 and 1997 as filed with the respective Departments of Insurance of each such subsidiary's domiciliary states have been prepared in accordance with the accounting practices prescribed or permitted by each such Department of Insurance (the "Citicorp State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with the Citicorp State Statutory Ac-counting Principles applicable to each such annual statement throughout the periods involved, except as set forth in the notes, exhibits or schedules thereto, and such annual statements present fairly in all material respects the financial position and results of operations of each such subsidiary as of the dates and for the periods covered thereby in accordance with the Citicorp State Statutory Accounting Principles applicable to each such annual statement.

                           (f)  Information Supplied.  None of the
information supplied or to be supplied by Citicorp specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Travelers in connection with the issuance of Travelers Common Stock and Travelers Preferred Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Citicorp's stockholders or at the time of the Citicorp Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Citicorp with respect to statements made or incorporated by reference therein based on information supplied by Travelers specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

                           (g)  Absence of Certain Changes or Events.
Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1997, Citicorp and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Citicorp Filed SEC Document, and there has not been (1) any material adverse change in Citicorp, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Citicorp's capital stock, other than regular quarterly cash dividends on the Citicorp Common Stock and dividends payable on Citicorp Preferred Stock in accordance with their terms as of the date of this Agreement (or as of their date of issue if subsequent to the date of this Agree-ment), (3) any split, combination or reclassification of any of Citicorp's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Citicorp's capital stock, except for issuances of Citicorp Common Stock upon the exercise of Citicorp Employee Stock Options awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.01(a) or in accordance with the terms of the Citicorp Stock Plans, (4) (A) any granting by Citicorp or any of its subsidiaries to any current or former direc tor, executive officer or other key employee of Citicorp or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Citicorp SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Citicorp Filed SEC Documents"), (B) any granting by Citicorp or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by Citicorp or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (5) except insofar as may have been disclosed in the Citicorp Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Citicorp materially affecting its assets, liabilities or business or (6) except insofar as may have been disclosed in the Citicorp Filed SEC Documents, any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on Citicorp or any of its tax attributes or any settle ment or compromise of any material income tax liability.

                           (h)  Compliance with Applicable Laws;
Litigation.

                           (i) Citicorp, its subsidiaries and em ployees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Citicorp and its subsidiaries (collectively, the "Citicorp Permits"), except where the failure to have any such Citicorp Permits individually or in the aggregate would not have a material adverse effect on Citicorp. Citicorp and its subsidiaries are in compliance with the terms of the Citicorp Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material ad verse effect on Citicorp. As of the date of this Agreement, except as disclosed in the Citicorp Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Citicorp or any of its subsid iaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.03) of Citicorp, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) reasonably be expected to have a material adverse effect on Citicorp or (ii) reasonably be expected to materially impair or delay the ability of Citicorp to perform its obliga tions under this Agreement.

                           (ii) Except as would not have a material adverse effect on Citicorp, neither Citicorp nor any of its subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commit ment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any material respect the conduct of its business or that in any manner re lates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has Citicorp or any of its subsid iaries or affiliates (as defined in Section 8.03) been advised since January 1, 1995 by any Governmen tal Entity that it is considering issuing or re questing any such Regulatory Agreement that would have a material adverse effect on Citicorp. After the date of this Agreement, no matters referred to in this Section 3.01(h)(ii) shall have arisen.

                           (i)  Absence of Changes in Benefit Plans.
Since December 31, 1997, there has not been any adoption or amendment in any material respect by Citicorp or any of its subsidiaries of any collective bargaining agree ment or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death bene fit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Citicorp or any of its wholly owned subsidiaries (collectively, the "Citicorp Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Citicorp pension plans, or any change in the manner in which contributions to any Citicorp pension plans are made or the basis on which such contributions are determined.

                           (j)  ERISA Compliance.

                           (i) Except as set forth on Section 3.1(j)(i) of the Citicorp Disclosure Schedule, with respect to the Citicorp Benefit Plans, no event has occurred and, to the knowledge of Citicorp, there exists no condition or set of circumstances, in connection with which Citicorp or any of its subsid iaries could be subject to any liability that indi vidually or in the aggregate would have a material adverse effect on Citicorp under the Employee Re tirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

                           (ii) Each Citicorp Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Citicorp Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Citicorp. Citicorp, its subsid iaries and all the Citicorp Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Citicorp. Each Citicorp Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determi nation letter from the IRS that it is so qualified and each trust established in connection with any Citicorp Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowl edge of Citicorp, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Citicorp Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Citicorp.

                           (iii) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Citicorp, (x) neither Citicorp nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Citicorp would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condi tion exists that presents a risk to Citicorp or any ERISA Affiliate of Citicorp of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course, (y) no Citicorp Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Citicorp, there are not any facts or circumstances that would mate rially change the funded status of any Citicorp Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Citicorp Benefit Plan is a "multiemployer plan" within the meaning of
         Section 3(37) of ERISA.

                           (iv) Neither Citicorp nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Citicorp or any of its subsidiaries and no collective bargaining agreement is being negoti ated by Citicorp or any of its subsidiaries, in each case that is material to Citicorp and its subsidiar ies taken as a whole. As of the date of this Agree ment, there is no labor dispute, strike or work stoppage against Citicorp or any of its subsidiaries pending or, to the knowledge of Citicorp, threatened which may interfere with the respective business activities of Citicorp or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reason ably be expected to have a material adverse effect on Citicorp. As of the date of this Agreement, to the knowledge of Citicorp, none of Citicorp, any of its subsidiaries or any of their respective repre sentatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Citicorp or any of its subsidiaries, and there is no charge or complaint against Citicorp or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writ ing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Citicorp.

                           (v) No Citicorp Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Citicorp and its subsidiaries taken as a whole.

                           (vi) No amounts payable under the Citicorp Benefit Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for fed eral income tax purposes by virtue of section 280G of the Code. Except as disclosed in Section 3.01(j)(vi) of the Citicorp Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combina tion with another event, (A) entitle any current or former employee, officer or director of Citicorp or any ERISA Affiliate of Citicorp to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or in crease the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Citicorp Benefit Plan, and Citicorp and its board of directors have taken all required actions to effect the foregoing.

                           (k)  Taxes.

                           (i) Each of Citicorp and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect indi vidually or in the aggregate would not have a mate rial adverse effect on Citicorp. Citicorp and each of its subsidiaries has paid (or Citicorp has paid on its behalf) all taxes (as defined below) shown as due on such returns, and the most recent financial statements contained in the Citicorp Filed SEC Documents reflect an adequate reserve for all taxes payable by Citicorp and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                           (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Citicorp or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individu ally or in the aggregate would not have a material adverse effect on Citicorp.

                           (iii) Neither Citicorp nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from quali fying as a reorganization within the meaning of Section 368(a) of the Code.

                           (iv) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise, use, occu pation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consoli dated, combined or unitary group, and
         (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                           (l)  Voting Requirements.  The affirmative
vote of the holders of a majority of the outstanding shares of Citicorp Common Stock at the Citicorp Stock holders Meeting to adopt this Agreement (the "Citicorp Stockholder Approval") is the only vote of the holders of any class or series of Citicorp's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby. The Board of Directors of Citicorp has duly and validly approved and taken all corporate action required to be taken by the Citicorp Board of Directors for the consummation of the transactions con templated by this Agreement.

                           (m) State Takeover Statutes. The Board of Directors
of Citicorp has approved this Agreement and the consummation of the Merger and the other transactions contemplated hereby and, assuming the accuracy of Travel ers' representation and warranty contained in Section 3.02(p), such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Board of Directors of Citicorp under the provi sions of Section 203 of the DGCL such that
Section 203 of the DGCL does not apply to the Merger or the other trans actions contemplated by this Agreement. To the knowledge of Citicorp, no other state takeover statute is applica ble to the Merger or the other transactions contemplated by this Agreement.

                           (n)  Accounting Matters.  Citicorp has
disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, Citicorp, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interests" accounting.

                           (o)  Brokers.  No broker, investment
banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transac tions contemplated by this Agreement based upon arrange ments made by or on behalf of Citicorp.

                           (p)  Ownership of Travelers Capital Stock.
Except as set forth in Section 3.01(p) of the Citicorp Disclosure Schedule, except for shares owned by Citicorp Benefit Plans or shares held or managed for the account of another person or as to which Citicorp is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither Citicorp nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Travelers.

                           (q)  Intellectual Property.

                           (i)  Citicorp and its subsidiaries own or
         have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Citicorp Intellectual Property") necessary to carry on its business sub stantially as currently conducted except for such Citicorp Intellectual Property the failure of which to own or validly license individually or in the aggregate would not reasonably be expected to have a material adverse effect on Citicorp. Neither Citicorp nor any such subsidiary has received any notice of infringement of or conflict with, and, to Citicorp's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Citicorp Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Citicorp.

                           (ii) The consummation of the Merger and the other transactions contemplated by this Agree ment will not result in the loss by Citicorp of any rights to use computer and telecommunication soft ware including source and object code and documenta tion and any other media (including, without limita tion, manuals, journals and reference books) neces sary to carry on its business substantially as currently conducted and the loss of which would have a material adverse effect on Citicorp.

                           (iii) The computer software operated by Citicorp which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and pres ents such calendar dates falling on or before Decem ber 31, 1999, except as would not have a material adverse effect on Citicorp. The costs of the adap tations referred to in this clause
         (iii) will not have a material adverse effect on Citicorp.

                           (r)  Certain Contracts.  Except as set
forth in the Citicorp Filed SEC Documents or as permitted pursuant to Section 4.01(a), neither Citicorp nor any of its subsidiaries is a party to or bound by
(i) any agree ment relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $1 billion, other than such agreements relating to indebtedness incurred in the ordinary course of business of Citicorp's subsidiaries to finance their securities and commodity portfolio posi tions and consumer finance business,
(ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Citicorp and its subsidiaries, taken as a whole, is or would be conducted.

                  SECTION 3.02 Representations and Warranties of Travelers. Except as disclosed in the Travelers Filed SEC Documents (as defined in Section 3.02(g)) or as set forth on the Disclosure Schedule delivered by Travelers to Citicorp prior to the execution of this Agreement (the "Travelers Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Travelers represents and war rants to Citicorp as follows:

                           (a)  Organization, Standing and Corporate
Power. Each of Travelers and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdic tions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requi site corporate or other power, as the case may be, and authority to carry on its business as now being con ducted, except, as to subsidiaries, for those jurisdic tions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Travelers. Each of Travelers and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so quali fied or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Travelers. Travelers has made available to

Citicorp prior to the execution of this Agreement com plete and correct copies of its certificate of incorpora tion and by-laws, each as amended to date.

                           (b)  Subsidiaries.  Exhibit 21 to Travel
ers' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 includes all the subsidiaries of Trav elers which as of the date of this Agreement are Signifi cant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indi rectly by Travelers, free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership inter ests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Travelers.

                           (c)  Capital Structure.  The authorized
capital stock of Travelers consists of shares of Travel ers Common Stock (1,500,000,000 shares of which are authorized as of the date hereof and an additional 1,500,000,000 shares are proposed to be authorized by Travelers stockholders at the 1998 Annual Meeting of Travelers stockholders) and 30,000,000 shares of pre ferred stock, par value $1.00 per share, of Travelers ("Travelers Authorized Preferred Stock"), of which 1,200,000 shares have been designated as Series A Pre ferred Stock, 2,500,000 shares have been designated as Series B Preferred Stock, 8,000,000 shares have been designated as Series C Preferred Stock, 7,500,000 shares have been designated as Series D Preferred Stock, 4,444 shares have been designated as Series Z Preferred Stock, 1,600,000 shares have been designated as Series F Pre ferred Stock, 800,000 shares have been designated as Series G Preferred Stock, 800,000 shares have been desig nated as Series H Preferred Stock, 280,000 shares have been designated as Series I Preferred Stock, 400,000 shares have been designated as Series J Preferred Stock, 500,000 shares have been designated as Series K Preferred Stock, 690,000 shares have been designated as Series L Preferred Stock, 800,000 shares have been designated as Series M Preferred Stock and 5,000 shares have been designated as Series Y Preferred Stock (in each case, as defined in Section 3.01(c) of the Travelers Disclosure

Schedule). "Travelers Preferred Stock" means Travelers Authorized Preferred Stock that is issued and outstanding from time to time. At the close of business on March 31, 1998: (i) 1,151,944,402 shares of Travelers Common Stock were issued and outstanding; (ii) 104,069,490 shares of Travelers Common Stock in the aggregate were held by Travelers and its subsidiaries in their treasuries; (iii) 5,182,262 shares of Travelers Preferred Stock were issued and outstanding as follows: (1) 1,600,000 shares of Series F Preferred Stock were issued and outstanding (evidenced by 10,000,000 depositary shares, each of which represents a one-fifth interest in a share of Series F Preferred Stock), (2) 800,000 shares of Series G Pre ferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of Series G Preferred Stock), (3) 800,000 shares of Series H Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of Series H Preferred Stock), (4) 280,000 shares of Series I Preferred Stock were issued and outstanding, (5) 400,000 shares of Series J Preferred Stock were issued and outstanding (evidenced by 8,000,000 depositary shares, each of which represents a one-twenti eth interest in a share of Series J Preferred Stock), (6) 500,000 shares of Series K Preferred Stock were issued and outstanding (evidenced by 10,000,000 depositary shares, each of which represents a one-twentieth interest in a share of Series K Preferred Stock), (7) 800,000 shares of Series M Preferred Stock were issued and out standing (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of Series M Preferred Stock) and (8) 2,262 shares of Series Y Preferred Stock were issued and outstanding;
(iv) 690,000 shares of Series L Preferred Stock are reserved for issuance upon exercise of purchase contracts compris ing a part of the 9-1/2% Trust Preferred Stock (TruPs) Units of SI Financing Trust I; (v) no shares of Travelers Preferred Stock were held by Travelers in its treasury, other than shares held for purposes of market making, proprietary trading or otherwise on behalf of customers; (vi) 12,489,472 shares of Travelers Common Stock were reserved for issuance upon conversion of the Series I Preferred Stock; (vii) 668,567 shares of Travelers Common Stock were reserved for issuance upon conversion of certain Amended and Restated Restricted Convertible Subordinated Notes (the "Convertible Notes"); (viii)

7,993,463 shares of Travelers Common Stock were reserved for issuance pursuant to outstanding warrants to purchase shares of Travelers Common Stock (collectively with the Convertible Notes and the Series I Preferred Stock, the "Travelers Convertible Securities"); and (ix) shares of Travelers Common Stock reserved for issuance pursuant to the plans set forth in Section 3.02(c)(ix) of the Travel ers Disclosure Schedule (collectively, the "Travelers Stock Plans"), of which 62,254,352 shares are subject to outstanding employee stock options or other rights to purchase or receive Travelers Common Stock granted under the Travelers Stock Plans (collectively, "Travelers Employee Stock Options"). All of the series of Travelers Preferred Stock currently outstanding rank on a parity with each other with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. None of the series of Travelers Preferred Stock currently outstanding has any (i) right to vote as a separate class with respect to the Merger or the autho rization of additional shares of Travelers Common Stock or (ii) any other voting rights, except in the case of this clause (ii) for rights (x) to elect directors in the event of a default in the payment of dividends and (y) as set forth in Section 3.02(c) of the Travelers Disclosure Schedule. All outstanding shares of capital stock of Travelers are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.02(c), except for changes since March 31, 1998 resulting from the issuance of shares of Travelers Common Stock pursuant to the Travelers Employee Stock Options, the Travelers Convertible Securities or other rights referred to above in this Section 3.02(c), and except as permitted by Section 4.01(b)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Travelers, (B) any securities of Travelers convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Travelers and (C) any warrants, calls, options or other rights to acquire from Travelers or any Travelers subsidiary, and no obligation of Travelers or any Travelers subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Travelers and (y) other than agreements entered into with respect to the Travelers Stock Plans in respect of reload options in effect as of the close of business on March 31, 1998, there are no outstanding obligations of Travelers or any Travelers subsidiary to repurchase, redeem or otherwise acquire any such securi ties or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Travel ers nor any Travelers subsidiary is a party to any voting agreement with respect to the voting of any such securi ties. Except with respect to Travelers Property Casualty Corp., there are no outstanding (A) securities of Travel ers or any Travelers subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Travelers subsidiary, (B) warrants, calls, options or other rights to acquire from Travelers or any Travelers subsidiary, and no obligation of Travelers or any Travel ers subsidiary to issue, any capital stock, voting secu rities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Travelers subsidiary or
(C) obligations of Trav elers or any Travelers subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Travelers subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securi ties. Other than the Travelers subsidiaries, Travelers does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity other than (i) in the ordinary course of trading, underwriting, asset management, merchant bank ing, securitization, insurance portfolios or market making activities of Travelers or the Travelers subsid iaries or the Travelers Funds or ownership of the Travel ers Funds or (ii) as are not material to Travelers and its subsidiaries, taken as a whole. "Travelers Fund" means (i) any investment account advised or managed by Travelers on behalf of third parties and (ii) any part nership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which Travelers or a Travelers subsidiary acts as the general partner, managing member, manager, advisor or the equivalent or the general partner of another Travelers Fund.

                           (d)  Authority; Noncontravention.  Travel
ers has all requisite corporate power and authority to enter into this Agreement and, subject to the Travelers

Stockholder Approval (as defined in Section 3.02(l)), to consummate the transactions contemplated by this Agree ment. The execution and delivery of this Agreement by Travelers and the consummation by Travelers of the trans actions contemplated hereby have been duly authorized by all necessary corporate action on the part of Travelers, subject, in the case of the Merger and the issuance of Travelers Common Stock and Travelers Preferred Stock in connection with the Merger, to the Travelers Stockholder Approval. This Agreement has been duly executed and delivered by Travelers and, assuming the due authoriza tion, execution and delivery by Citicorp, constitutes a legal, valid and binding obligation of Travelers, en forceable against Travelers in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obliga tion or loss of a benefit under, or result in the cre ation of any Lien upon any of the properties or assets of Travelers or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Travelers or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Travelers or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judg ment, order, decree, statute, law, ordinance, rule or regulation applicable to Travelers or any of its subsid iaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Travelers or (y) reasonably be expected to materially impair or delay the ability of Travelers to perform its obligations under this Agree ment. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Travelers or any of its subsidiaries in connection with the execution and delivery of this Agreement by Travelers or the consummation by Travelers of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) the Joint Proxy Statement relating to the Travelers Stockholders Meeting, (B) the Form S-4 and (C) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificate of Merger and the Certificates of Designations with respect to the Travel ers Preferred Stock (the "Certificates of Designations") with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Travelers is qualified to do busi ness and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) such filings with and approvals of the NYSE to permit the shares of Travelers Common Stock that are to be issued in the Merger and under the Citicorp Stock Plans and to permit the shares of Travel ers Preferred Stock that are to be issued in the Merger in exchange for like securities representing Citicorp Preferred Stock that are listed on the NYSE or the Pa cific Stock Exchange (the "PSE") (collectively, the "Travelers Listed Securities"), in each case to continue to be listed on the NYSE or the PSE following the Merger, as the case may be; (4) the consents, approvals and notices required under the 1940 Act and the Advisors Act; (5) the filing of applications and notices, as applica ble, with the Federal Reserve Board under the BHC Act, and the receipt of approvals of such applications and notices; (6) the filing of appropriate documents with, and approvals of, the respective Commissioners of Insur ance or similar regulatory authorities of Arizona, New York, New Jersey and Delaware; (7) filings in respect of, and approvals and authorizations of, any other Governmen tal Entity having jurisdiction over the securities, commodities, banking, insurance or other financial ser vices businesses; and (8) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Travelers or (y) reasonably be expected to materially impair or delay the ability of Travelers to perform its obligations under this Agreement.

                           (e)  Reports; Undisclosed Liabilities.

                           (i) Travelers has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other informa tion incorporated therein) with the SEC since Janu ary 1, 1995 (the "Travelers SEC Documents"). As of their respective dates, the Travelers SEC Documents complied in all material respects with the require ments of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Travelers SEC Documents, and none of the Travelers SEC Documents when filed contained any untrue state ment of a material fact or omitted to state a mate rial fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Travelers SEC Document has been revised or superseded by a later filed Travelers SEC Document, none of the Travelers SEC Documents con tains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Travelers included in the Travelers SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited state ments, as permitted by Form 10-Q of the
         SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Travelers and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recur ring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Travelers nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggre gate, would have a material adverse effect on Trav elers.

                           (ii) Except as would not have a material adverse effect on Travelers, Travelers and each of its subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with (1) any state insurance commission or any other state regulatory authority and (2) any other self-regulatory organization (clauses (1) and (2), collectively, the "Travelers Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Travelers Regulatory Agency in the regular course of the business of Travelers and its subsidiaries, no Travelers Regula tory Agency has initiated any proceeding or, to the knowledge of Travelers, investigation into the business or operations of Travelers or any of its subsidiaries since January 1, 1995. Except as would not have a material adverse effect on Travelers, there is no unresolved violation, criticism, or exception by any Travelers Regulatory Agency with respect to any report or statement relating to any examinations of Travelers or any of its subsidiar ies.

                           (iii) Except in each case as would not have a material adverse effect on Travelers, the annual statements of each subsidiary of Travelers that is an insurer for the years ended December 31, 1996 and 1997 as filed with the respective Depart ments of Insurance of each such subsidiary's domi ciliary states have been prepared in accordance with the accounting practices prescribed or permitted by each such Department of Insurance (the "Travelers State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with the Travelers State Statutory Ac counting Principles applicable to each such annual statement throughout the periods involved, except as set forth in the notes, exhibits or schedules thereto, and such annual statements present fairly in all material respects the financial position and results of operations of such subsidiary as of the dates and for the periods covered thereby in accor dance with the Travelers State Statutory Accounting Principles applicable to each such annual statement.

                           (f)  Information Supplied.  None of the
information supplied or to be supplied by Travelers specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 be comes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Travelers' stockholders or at the time of the Travelers Stockholders Meeting, contain any untrue state ment of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circum stances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Travelers with respect to statements made or incorporated by reference therein based on information supplied by Citicorp specif ically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

                           (g)  Absence of Certain Changes or Events.
Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1997, Travelers and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Travelers Filed SEC Document, and there has not been (1) any material adverse change in Travelers, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Travelers' capital stock, other than regular quarterly cash divi dends on the Travelers Common Stock and dividends payable on Travelers Preferred Stock in accordance with their terms as of the date of this Agreement (or as of their date of issue if subsequent to the date of this Agree ment), (3) any split, combination or reclassification of any of Travelers' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Travelers' capital stock, except for issuances of Travel ers Common Stock upon the exercise of Travelers Employee Stock Options awarded prior to the date hereof in accor dance with their present terms or issued pursuant to Section 4.01(b), except upon conversion of the Travelers Convertible Securities and except in accordance with the terms of the Travelers Stock Plans, (4) (A) any granting by Travelers or any of its subsidiaries to any current or former director, executive officer or other key employee of Travelers or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Travelers SEC Documents filed and pub licly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Travelers Filed SEC Documents"),
(B) any granting by Travelers or any of its subsidiaries to any such current or former director, executive officer or key employee of any in crease in severance or termination pay, except in the ordinary course of business or pursuant to the Travelers Stock Plans, or (C) any entry by Travelers or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (5) except insofar as may have been disclosed in the Travelers Filed SEC Documents or required by a change in generally ac cepted accounting principles, any change in accounting methods, principles or practices by Travelers materially affecting its assets, liabilities or business or (6) except insofar as may have been disclosed in the Travel ers Filed SEC Documents, any tax election that individu ally or in the aggregate would reasonably be expected to have a material adverse effect on Travelers or any of its tax attributes or any settlement or compromise of any material income tax liability.

                           (h)  Compliance with Applicable Laws;
Litigation.

                           (i) Travelers, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Travelers and its subsidiaries (collectively, the "Travelers Permits") except where the failure to have any such Travelers Permits individually or in the aggregate would not have a material adverse effect on Travelers. Trav elers and its subsidiaries are in compliance with the terms of the Travelers Permits and all applica ble statutes, laws, ordinances, rules and regula tions, except where the failure so to comply indi vidually or in the aggregate would not have a mate rial adverse effect on Travelers. As of the date of this Agreement, except as disclosed in the Travelers Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Travelers or any of its subsid iaries or any of their respective properties is pending or, to the knowledge of Travelers, threat ened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) reasonably be expected to have a material adverse effect on Travelers or (ii) reasonably be expected to materially impair or delay the ability of Travel ers to perform its obligations under this Agreement.

                           (ii) Except as would not have a material adverse effect on Travelers, neither Travelers nor any of its subsidiaries is subject to any Regulatory Agreement, nor has Travelers or any of its subsid iaries or affiliates been advised since January 1, 1995 by any Governmental Entity that it is consider ing issuing or requesting any such Regulatory Agree ment that would have a material adverse effect on Travelers. After the date of this Agreement, no matters referred to in this Section 3.02(h)(ii) shall have arisen.

                           (i) Absence of Changes in Benefit Plans. Since
December 31, 1997, there has not been any adoption or amendment in any material respect by Travelers or any of its subsidiaries of any collective bargaining agree ment or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death bene fit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Travelers or any of its wholly owned subsidiaries (collectively, the "Travelers Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Travelers pension plans, or any change in the manner in which contributions to any Travelers pension plans are made or the basis on which such contributions are determined.

                           (j)  ERISA Compliance.

                           (i) With respect to the Travelers Benefit Plans, no event has occurred and, to the knowledge of Travelers, there exists no condition or set of circumstances, in connection with which Travelers or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Travelers under ERISA, the Code or any other applicable law.

                           (ii) Each Travelers Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Travelers Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Travelers. Travelers, its subsid iaries and all the Travelers Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Travelers. Each Travelers Benefit Plan that is intended to be qualified under
         Section 401(a) or 401(k) of the Code has received a favor able determination letter from the IRS that it is so qualified and each trust established in connection with any Travelers Benefit Plan that is intended to be exempt from federal income taxation under Section

         501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Travelers, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Travelers Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Travelers.

                           (iii) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Travelers, (x) neither Travelers nor any ERISA Affiliate of Travelers has incurred any lia bility under Title IV of ERISA and no condition exists that presents a risk to Travelers or any ERISA Affiliate of Travelers of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Travelers Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Travelers, there are not any facts or circumstances that would mate rially change the funded status of any Travelers Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Travelers Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                           (iv) Neither Travelers nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Travelers or any of its subsidiaries and no collective bargaining agreement is being negoti ated by Travelers or any of its subsidiaries, in each case that is material to Travelers and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Travelers or any of its sub sidiaries pending or, to the knowledge of Travelers, threatened which may interfere with the respective business activities of Travelers or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material ad verse effect on Travelers. As of the date of this Agreement, to the knowledge of Travelers, none of Travelers, any of its subsidiaries or any of their respective representatives or employees has commit ted any unfair labor practice in connection with the operation of the respective businesses of Travelers or any of its subsidiaries, and there is no charge or complaint against Travelers or any of its subsid iaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individu ally or in the aggregate would not reasonably be expected to have a material adverse effect on Trav elers.

                           (v) No Travelers Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retire ment or other termination of service the cost of which is material to Travelers and its subsidiaries taken as a whole.

                           (vi) No amounts payable under the Travel ers Benefit Plans solely as a result of the consum mation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. The consummation of the transactions contem plated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of Travelers or any ERISA Affiliate of Travelers to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) con stitute a "change of control" under any Travelers Benefit Plan, and Travelers and its board of direc tors have taken all required actions to effect the foregoing.

                           (k)  Taxes.

                           (i) Each of Travelers and its subsidiar ies has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect indi vidually or in the aggregate would not have a mate rial adverse effect on Travelers. Travelers and each of its subsidiaries has paid (or Travelers has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Travelers Filed SEC Documents reflect an adequate reserve for all taxes payable by Travelers and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                           (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Travel ers or any of its subsidiaries that are not ade quately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Travelers.

                           (iii) Neither Travelers nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from quali fying as a reorganization within the meaning of Section 368(a) of the Code.

                           (l)  Voting Requirements.  The affirmative
vote at the Travelers Stockholders Meeting (the "Travel ers Stockholder Approval") of the holders of a majority of the voting power of all outstanding shares of Travel ers Common Stock, Series I Preferred Stock, Series J Preferred Stock and Series K Preferred Stock, voting as a single class, is the only vote of the holders of any class or series of Travelers' capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby. The Board of Directors of Travelers has duly and validly approved and taken all corporate action required to be taken by the Travelers Board of Directors for the consummation of the transactions con templated by this Agreement.

                           (m)  State Takeover Statutes; Certificate
of Incorporation. The Board of Directors of Travelers (including a majority of the continuing directors thereof (as defined in Article Eighth of Travelers' Restated Certificate of Incorporation)) has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and, assuming the accuracy of Citicorp's representation and warranty con tained in Section 3.01(p), such approval constitutes approval of the Merger and the other transactions contem plated by this Agreement by the Travelers Board of Direc tors under the provisions of Article Eighth of Travelers' Restated Certificate of Incorporation and Section 203 of the DGCL and represents all the actions necessary to ensure that the supermajority voting requirement of Article Eighth of Travelers' Restated Certificate of Incorporation and Section 203 of the DGCL do not apply to Citicorp in connection with the Merger and the other transactions contemplated by this Agreement. To the knowledge of Travelers, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                           (n)  Accounting Matters.  Travelers has
disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, Travelers, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interests" accounting.

                           (o)  Brokers.  No broker, investment
banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transac tions contemplated by this Agreement based upon arrange ments made by or on behalf of Travelers.

                           (p)  Ownership of Citicorp Capital Stock.
Except for shares owned by Travelers Benefit Plans or shares held or managed for the account of another person or as to which Travelers is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither Travelers nor, to its knowledge without independ ent investigation, any of its affiliates,
(i) benefi cially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Citicorp.

                           (q)  Intellectual Property.

                           (i) Travelers and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Travelers Intellec tual Property") necessary to carry on its business substantially as currently conducted, except for such Travelers Intellectual Property the failure of which to own or validly license individually or in the aggregate would not reasonably be expected to have a material adverse effect on Travelers. Nei ther Travelers nor any such subsidiary has received any notice of infringement of or conflict with, and, to Travelers' knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Travelers Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Travelers.

                           (ii) The consummation of the Merger and the other transactions contemplated by this Agree ment will not result in the loss by Travelers of any rights to use computer and telecommunication soft ware including source and object code and documenta tion and any other media (including, without limita tion, manuals, journals and reference books) neces sary to carry on its business substantially as currently conducted and the loss of which would have a material adverse effect on Travelers.

                           (iii) The computer software operated by Travelers which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and pres ents such calendar dates falling on or before Decem ber 31, 1999, except as would not have a material adverse effect on Travelers. The costs of the adaptations referred to in this clause
         (iii) will not have a material adverse effect on Travelers.

                           (r)  Certain Contracts.  Except as set
forth in the Travelers Filed SEC Documents or as permit ted pursuant to Section 4.01(b), neither Travelers nor any of its subsidiaries is a party to or bound by
(i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $1 bil lion, other than such agreements relating to indebtedness incurred in the ordinary course of business of Travelers' subsidiaries to finance their securities and commodity portfolio positions and consumer finance business, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or
(iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material re spect the manner in which, or the localities in which, all or any substantial portion of the business of Travel ers and its subsidiaries, taken as a whole, is or would be conducted.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  SECTION 4.01 Conduct of Business.

                           (a)  Conduct of Business by Citicorp.
Except as set forth in Section 4.01(a) of the Citicorp Disclosure Schedule, except as otherwise expressly con templated by this Agreement or except as consented to by Travelers, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Citicorp shall, and shall cause its subsidiaries to, carry on their respec tive businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable efforts to keep available the services of their current officers and other key employees and pre serve their relationships with those persons having business dealings with them to the end that their good will and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effec tive Time, Citicorp shall not, and shall not permit any of its subsidiaries to:

                           (i) other than dividends and distribu tions
         (including liquidating distributions) by a direct or indirect wholly owned subsidiary of Citicorp to its parent, or by a subsidiary that is partially owned by Citicorp or any of its subsidiar ies, provided that Citicorp or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Citicorp Common Stock and dividends payable on Citicorp Preferred Stock in accordance with their terms as of the date of this Agreement (or as of their date of issue if subse quent to the date of this Agreement), (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Citicorp Common Stock upon the exercise of Citicorp Employee Stock Options under the Citicorp Stock Plans or in connection with other awards under the Citicorp Stock Plans outstanding as of the date hereof in accordance with their present terms or issued pursuant to Section 4.01(a)(ii) or (z) except pursuant to agreements entered into with respect to the Citicorp Stock Plans in effect as of the close of business on March 31, 1998, purchase, redeem or otherwise acquire any shares of capital stock of Citicorp or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securi ties;

                           (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Citicorp Common Stock upon the exercise of Citicorp Employee Stock Options or in connection with other awards under the Citicorp Stock Plans (I) outstanding as of the date hereof in accordance with their present terms or granted after the date hereof in the ordinary course of business consistent with past practice or (II) after consult ing with Travelers, otherwise granted after the date hereof (so long as such additional amount of Citicorp Common Stock subject to Citicorp Employee Stock Options and/or other awards under the Citicorp Stock Plans granted under this clause (II) do not exceed 2,000,000 shares of Citicorp Common Stock in the aggregate), (y) in connection with the issuance of nonvoting Citicorp Preferred Stock in the ordi nary course of business consistent with past prac tice or (z) the sale of Citicorp Treasury Stock as contemplated by Section 5.14);

                           (iii) amend its certificate of incorpora tion, by-laws or other comparable organizational documents, other than in connection with the issu ance of nonvoting Citicorp Preferred Stock in the ordinary course of business consistent with past practice;

                           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

                           (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or other wise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

                           (vi) take any action that would cause the representations and warranties set forth in Section 3.01(g) (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 4.01(a)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct; or

                           (vii)  authorize, or commit or agree to
         take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01(a) (other than clause (iii)) shall not apply to: (x) any transaction between Citicorp and any wholly owned subsidiary or between any wholly owned subsidiaries of Citicorp; or
(y) The Student Loan Corporation or any of its subsidiaries to the extent inconsistent with the fiduciary duties of its Board of Directors, provided that Citicorp will not take any action as a stockholder of The Student Loan Corporation that would reasonably be ex pected to materially impair or delay the transactions provided for in this Agreement.

                           (b)  Conduct of Business by Travelers.
Except as set forth in Section 4.01(b) of the Travelers Disclosure Schedule, except as otherwise expressly con templated by this Agreement or except as consented to by Citicorp, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agree ment to the Effective Time, Travelers shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable efforts to keep available the services of their current officers and other key employees and pre serve their relationships with those persons having business dealings with them to the end that their good will and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effec tive Time, Travelers shall not, and shall not permit any of its subsidiaries to:

                           (i) other than dividends and distribu tions
         (including liquidating distributions) by a direct or indirect wholly owned subsidiary of Trav elers to its parent, or by a subsidiary that is partially owned by Travelers or any of its subsid iaries, provided that Travelers or any such subsid iary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Travelers Common Stock (which, subject to Section 5.14, may be in creased) and dividends payable on the Travelers Preferred Stock in accordance with their terms as of the date of this Agreement (or as of their date of issue if subsequent to the date of this Agreement), (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock,
         (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Travelers Common Stock upon conversion of Travelers Convertible Securities and except upon the exercise of Travelers Employee Stock Options under the Travelers Stock Plans or in connection with other awards under the Travelers Stock Plans outstanding as of the date hereof in accordance with their present terms or issued pursuant to Section 4.01(b)(ii) or (z) except pursuant to agreements entered into with respect to the Travelers Stock Plans in effect as of the close of business on March 31, 1998, purchase, redeem or otherwise acquire any shares of capital stock of Travelers or any of its subsidiaries or any other securities thereof or any rights, warrants or op tions to acquire any such shares or other securi ties;

                           (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Travelers Common Stock or options to purchase shares of Travelers Common Stock upon the exercise of Travelers Employee Stock Op tions or in connection with other awards under the Travelers Stock Plans (I) outstanding as of the date hereof in accordance with their present terms or granted after the date hereof in the ordinary course of business consistent with past practice or (II) after consulting with Citicorp, otherwise granted after the date hereof (so long as such additional amount of Travelers Common Stock subject to Travelers Employee Stock Options and/or other awards under the Travelers Stock Plans granted under this clause (II) do not exceed 2,000,000 shares of Travelers Common Stock in the aggregate), (y) upon conversion of Travelers Convertible Securities or (z) in connection with the issuance of nonvoting Travelers Preferred Stock in the ordinary course of business consistent with past practice);

                           (iii) except as contemplated by this Agreement or the Proxy Statement for Travelers' 1998 Annual Meeting of Shareholders, amend its certifi cate of incorporation, by-laws or other comparable organizational documents, other than in connection with the issuance of nonvoting Travelers Preferred Stock in the ordinary course of business consistent with past practice;

                           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

                           (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or other wise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

                           (vi) take any action that would cause the representations and warranties set forth in Section 3.02(g) (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 4.01(b)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct; or

                           (vii)  authorize, or commit or agree to
         take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01(b) (other than clause (iii)) shall not apply to: (x) any transaction between Travelers and any wholly owned subsidiary or between any wholly owned subsidiaries of Travelers; or (y) Travelers Property Casualty Corp. or any of its subsidiaries to the extent inconsistent with the fiduciary duties of its Board of Directors, provided that Travelers will not take any action as a stockholder of Travelers Property Casualty Corp. that would reason ably be expected to materially impair or delay the trans actions provided for in this Agreement.

                           (c)  Coordination of Dividends.  Subject
to Section 5.14, each of Travelers and Citicorp shall coordinate with the other regarding the declaration and payment of dividends in respect of the Travelers Common Stock and the Citicorp Common Stock and the record dates and payment dates relating thereto, it being the inten tion of Travelers and Citicorp that any holder of Citicorp Common Stock or Travelers Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Citicorp Common Stock and/or shares of Travel ers Common Stock, including shares of Travelers Common Stock that a holder receives in exchange for shares of Citicorp Common Stock pursuant to the Merger.

                           (d)  Other Actions.  Except as required by
law, Citicorp and Travelers shall not, and shall not permit any of their respective subsidiaries to, volun tarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in
Article VI not being satisfied.

                           (e)  Advice of Changes.  Citicorp and
Travelers shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reason ably be foreseen, would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                  SECTION 4.02 No Solicitation by Citicorp.

                           (a)  Citicorp shall not, nor shall it
permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (in cluding by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Citicorp Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Citicorp Takeover Proposal; provided, however, that if, at any time, the Board of Directors of Citicorp determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Citicorp's stockholders under appli cable law, Citicorp may, in response to a Citicorp Supe rior Proposal (as defined in Section 4.02(b)) and subject to providing prior written notice of its decision to take such action to Travelers (the "Citicorp Notice") and compliance with Section 4.02(c), following delivery of the Citicorp Notice (x) furnish information with respect to Citicorp and its subsidiaries to any person making a Citicorp Superior Proposal pursuant to a customary confi dentiality agreement (as determined by Citicorp after consultation with its outside counsel) and (y) partici pate in discussions or negotiations regarding such Citicorp Superior Proposal. For purposes of this Agree ment, "Citicorp Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Citicorp and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Citicorp or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Citicorp and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consum mated would result in any person beneficially owning 15% or more of any class of equity securities of Citicorp or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Citicorp and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapital ization, liquidation, dissolution or similar transaction involving Citicorp or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Citicorp and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

                           (b)  Except as expressly permitted by this
Section 4.02, neither the Board of Directors of Citicorp nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Travelers, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Citicorp Takeover Proposal or (iii) cause Citicorp to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Citicorp Acquisition Agreement") related to any Citicorp Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Citicorp determines in good faith, after consultation with outside counsel, that in light of a Citicorp Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Citicorp's stockholders under applicable law, the Board of Directors of Citicorp may (subject to this and the following sentences) terminate this Agreement solely in order to concurrently enter into a Citicorp Acquisition Agreement with respect to any Citicorp Supe rior Proposal, but only after the fifth business day following Travelers' receipt of written notice advising Travelers that the Board of Directors of Citicorp is prepared to accept a Citicorp Superior Proposal and only if, during such five-day period, Citicorp and its advi sors shall have negotiated in good faith with Travelers to make such adjustments in the terms and conditions of this Agreement as would enable Travelers to proceed with the transactions contemplated herein on such adjusted terms; it being understood and agreed that should Travel ers not seek to proceed with the transactions contem plated herein on such adjusted terms, Citicorp may so licit additional Citicorp Takeover Proposals, including by conducting an auction. For purposes of this Agree ment, a "Citicorp Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapital ization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Citicorp Common Stock then outstanding or all or substantially all the assets of Citicorp and otherwise on terms which the Board of Directors of Citicorp determines in its good faith judgment to be more favorable to Citicorp's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Direc tors of Citicorp, is reasonably capable of being obtained by such third party.

                           (c)  In addition to the obligations of
Citicorp set forth in paragraphs (a) and (b) of this Section 4.02, Citicorp shall immediately advise Travelers orally and in writing of any request for information or of any Citicorp Takeover Proposal. Citicorp will keep Travelers reasonably informed of the status of any such request or Citicorp Takeover Proposal.

                           (d)  Nothing contained in this Section
4.02 shall prohibit Citicorp from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Citicorp's stockholders if, in the good faith judgment of the Board of Directors of Citicorp, after consultation with outside counsel, fail ure so to disclose would be inconsistent with its obliga tions under applicable law; provided, however, that, except in connection with a Citicorp Superior Proposal, neither Citicorp nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Citicorp Takeover Proposal.

                  SECTION 4.03 No Solicitation by Travelers.

                           (a)  Travelers shall not, nor shall it
permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (in cluding by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Travelers Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Travel ers Takeover Proposal; provided, however, that if, at any time, the Board of Directors of Travelers determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Travelers' stockholders under appli cable law, Travelers may, in response to a Travelers Superior Proposal (as defined in Section 4.03(b)) and subject to providing prior written notice of its decision to take such action to Citicorp (the "Travelers Notice") and compliance with Section 4.03(c), following delivery of the Travelers Notice (x) furnish information with respect to Travelers and its subsidiaries to any person making a Travelers Superior Proposal pursuant to a cus tomary confidentiality agreement (as determined by Trav elers after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Travelers Superior Proposal. For purposes of this Agreement, "Travelers Takeover Proposal" means any in quiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net reve nues, net income or the assets of Travelers and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Travelers or any of its subsidiaries whose business constitutes 15% or more of the net reve nues, net income or assets of Travelers and its subsid iaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Travelers or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Travelers and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combi nation, recapitalization, liquidation, dissolution or similar transaction involving Travelers or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Travelers and its subsidiaries, taken as a whole, other than the trans actions contemplated by this Agreement.

                           (b)  Except as expressly permitted by this
Section 4.03, neither the Board of Directors of Travelers nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Citicorp, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Travelers Common Stock and Travelers Preferred Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Travelers Takeover Proposal or (iii) cause Travelers to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Travelers Acquisition Agree ment") related to any Travelers Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Travelers determines in good faith, after consultation with outside counsel, that in light of a Travelers Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Travelers' stockholders under applicable law, the Board of Directors of Travelers may (subject to this and the following sentences) terminate this Agreement solely in order to concurrently enter into a Travelers Acquisition Agreement with respect to any Travelers Superior Proposal, but only after the fifth business day following Citicorp's receipt of written notice advising Citicorp that the Board of Directors of Travelers is prepared to accept a Travelers Superior Proposal and only if, during such five-day period, Travelers and its advi sors shall have negotiated in good faith with Citicorp to make such adjustments in the terms and conditions of this Agreement as would enable Citicorp to proceed with the transactions contemplated herein on such adjusted terms; it being understood and agreed that should Citicorp not seek to proceed with the transactions contemplated herein on such adjusted terms, Travelers may solicit additional Travelers Takeover Proposals, including by conducting an auction. For purposes of this Agreement, a "Travelers Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Travelers Common Stock then outstanding or all or sub stantially all the assets of Travelers and otherwise on terms which the Board of Directors of Travelers deter mines in its good faith judgment to be more favorable to Travelers' stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Direc tors of Travelers, is reasonably capable of being ob tained by such third party.

                           (c)  In addition to the obligations of
Travelers set forth in paragraphs (a) and (b) of this Section 4.03, Travelers shall immediately advise Citicorp orally and in writing of any request for information or of any Travelers Takeover Proposal. Travelers will keep Citicorp reasonably informed of the status and of any such request or Travelers Takeover Proposal.

                           (d)  Nothing contained in this Section
4.03 shall prohibit Travelers from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Travelers' stockholders if, in the good faith judgment of the Board of Directors of Travelers, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except in connection with a Travelers Superior Proposal, neither Travelers nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Travelers Common Stock and Travelers Preferred Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Travelers Takeover Proposal.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

                           (a)  As soon as practicable following the
date of this Agreement, Citicorp and Travelers shall prepare and file with the SEC the Joint Proxy Statement and Travelers shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Citicorp and Travelers shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practi cable after such filing. Citicorp will use all best efforts to cause the Joint Proxy Statement to be mailed to Citicorp's stockholders, and Travelers will use all best efforts to cause the Joint Proxy Statement to be mailed to Travelers' stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Travelers shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Travelers Common Stock and Travelers Preferred Stock in the Merger and Citicorp shall furnish all information concerning Citicorp and the holders of Citicorp Common Stock and Citicorp Preferred Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supple ment to, the Form S-4 will be made by Travelers or to the Joint Proxy Statement will be made by Travelers or Citicorp without providing the other party the opportu nity to review and comment thereon. Travelers will advise Citicorp, promptly after it receives notice thereof, of the time when the Form S-4 has become effec tive or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the quali fication of the Travelers Common Stock issuable in con nection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Citicorp or

Travelers, or any of their respective affiliates, offi cers or directors, should be discovered by Citicorp or Travelers which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not in clude any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Citicorp and Travelers.

                           (b)  Citicorp shall, as soon as practica
ble following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Citicorp Stockholders Meeting") for the purpose of obtaining the Citicorp Stockholder Approval and shall, through its Board of Directors, recommend to its stock holders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, Citicorp agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Citicorp of any Citicorp Takeover Proposal.

                           (c)  Travelers shall, as soon as practica
ble following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Travelers Stockholders Meeting") for the purpose of obtaining the Travelers Stockholder Approval and, if necessary, increasing the number of shares of authorized Travelers Common Stock and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, Travelers agrees that its obligations pursuant to the first sentence of this Sec tion 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Travelers of any Travelers Takeover Proposal.

                           (d) Travelers and Citicorp will use best efforts to
hold the Citicorp Stockholders Meeting and the Travelers Stockholders Meeting on the same date and as soon as practicable after the date hereof.

                  SECTION 5.02  Letters of Citicorp's Accountants.

                           (a)  Citicorp shall use best efforts to
cause to be delivered to Travelers two letters from Citicorp's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Travelers, in form and substance reasonably satisfactory to Travelers and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration state ments similar to the Form S-4.

                           (b)  Citicorp shall use best efforts to
cause to be delivered to Travelers and Travelers' inde pendent accountants two letters from Citicorp's independ ent accountants addressed to Travelers and Citicorp, one dated as of the date the Form S-4 is effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and appli cable SEC rules and regulations is appropriate if the Merger is closed and consummated in accordance with this Agreement.

                  SECTION 5.03  Letters of Travelers' Accountants.

                           (a)  Travelers shall use best efforts to
cause to be delivered to Citicorp two letters from Trav elers' independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Citicorp, in form and substance reasonably satisfactory to Citicorp and customary in scope and substance for comfort letters delivered by independent public accoun tants in connection with registration statements similar to the Form S-4.

                           (b)  Travelers shall use best efforts to
cause to be delivered to Citicorp and Citicorp's inde pendent accountants two letters from Travelers' independ ent accountants addressed to Citicorp and Travelers, one dated as of the date the Form S-4 is effective and one dated as of the Closing Date, stating that the accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated in accordance with this Agreement.

                  SECTION 5.04 Access to Information; Confiden tiality. To the extent permitted by applicable law and subject to the Agreement dated March 30, 1998, between Travelers and Citicorp (the "Confidentiality Agreement"), each of Citicorp and Travelers shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal busi ness hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Citicorp and Travelers shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other infor mation concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any represen tation or warranty given by either party hereto to the other party hereto. Each of Citicorp and Travelers will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other repre sentatives and affiliates to hold, any nonpublic informa tion in accordance with the terms of the Confidentiality Agreement.

                  SECTION 5.05  Best Efforts; Cooperation.

                           (a)  Upon the terms and subject to the
conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtain ing of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or pro ceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administra tive, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the trans actions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this
Section 5.05(a) will limit or affect actions permitted to be taken pursuant to Sections 4.02 and 4.03.

                           (b)  In connection with and without limit
ing the foregoing, Citicorp and Travelers shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other trans actions contemplated by this Agreement.

                           (c)  Each of Travelers and Citicorp shall
cooperate with each other in obtaining opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Travelers, and Shearman & Sterling, counsel to Citicorp, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the mean-ing of Section 368(a) of the Code. In connection there with, each of Travelers and Citicorp shall deliver to Shearman & Sterling and Skadden, Arps, Slate, Meagher & Flom LLP customary representation letters in form and substance reasonably satisfactory to such counsel and Citicorp shall obtain any representation letters from appropriate stockholders and shall deliver any such letters obtained to Shearman & Sterling and Skadden, Arps, Slate, Meagher & Flom LLP (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

                           (d)  Travelers shall use its best efforts
to assist Citicorp and certain of its subsidiaries that are subject to reporting obligations under the BHC Act in the preparation and filing, on the earliest practicable date after the date of this Agreement, of a Current Report on Form 8-K for Citicorp containing the informa tion required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of Travelers required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agree ment required by Article 11 of Regulation S-X of the SEC and applicable reports to other Governmental Entities.

                           (e)  Citicorp shall use its best efforts
to assist Travelers and certain of its subsidiaries that are subject to the reporting requirements of the Exchange Act (the "Reporting Subs") in the preparation and filing, on the earliest practicable date after the date of this Agreement, of Current Reports on Form 8-K for each of Travelers and the Reporting Subs containing the informa tion required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of Citicorp required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agree ment required by Article 11 of Regulation S-X of the SEC, and Citicorp shall take all other action necessary to allow Travelers and the Reporting Subs to issue and sell securities on a continuous or delayed basis in one or more public offerings registered under the Securities Act.

                           (f) Each of Travelers and Citicorp shall consult and
cooperate with the other with respect to significant developments in its business and shall give reasonable consideration to the other's views with re spect thereto.

                  SECTION 5.06  Stock Options and Restricted Stock.

                           (a)  As of the Effective Time, (i) each
outstanding Citicorp Employee Stock Option shall be converted into an option (an "Adjusted Option") to pur chase the number of shares of Travelers Common Stock equal to the number of shares of Citicorp Common Stock subject to such Citicorp Employee Stock Option immedi ately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Travelers Common Stock), at an exercise price per share equal to the exercise price for each such share of Citicorp Common Stock subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to Citicorp shall be deemed to refer to Travelers, where appropriate; provided, however, that the adjustments provided in this clause (i) with respect to any options which are "incen tive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code, shall be affected in a manner consistent with the re quirements of Section 424(a) of the Code, and (ii) Trav elers shall assume the obligations of Citicorp under the Citicorp Stock Plans. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Citicorp Employee Stock Option was granted.

                           (b)  As of the Effective Time, (i) each
outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) (each a "Citicorp Award") under any Citicorp Stock Plan shall be converted into the same instrument of Travelers, in each case with such adjustments (and no other adjust ments) to the terms of such Citicorp Awards as are neces sary to preserve the value inherent in such Citicorp Awards with no detrimental effects on the holder thereof and (ii) Travelers shall assume the obligations of

Citicorp under the Citicorp Awards. The other terms of each Citicorp Award, and the plans or agreements under which they were issued, shall continue to apply in accor dance with their terms.

                           (c)  Citicorp and Travelers agree that
each of the Citicorp Stock Plans and Travelers Stock Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of Citicorp Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Travelers Common Stock on a basis consis tent with the transactions contemplated by this Agree ment. Citicorp and Travelers agree to submit the amend ments to the Travelers Stock Plans or the Citicorp Stock Plans to their respective stockholders, if such submis sion is determined to be necessary by counsel to Citicorp or Travelers after consultation with one another; pro vided, however, that such approval shall not be a condi tion to the consummation of the Merger.

                           (d)  Travelers shall (i) reserve for
issuance the number of shares of Travelers Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.06 and (ii) issue or cause to be issued the appropriate number of shares of Travelers Common Stock pursuant to applica ble plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effec tive Time or thereafter granted or awarded. No later than the Effective Time, Travelers shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Travelers Common Stock necessary to fulfill Travelers' obligations under this Section
5.06. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options or Citicorp Awards remain outstanding.

                           (e)  As soon as practicable after the
Effective Time, Travelers shall deliver to the holders of Citicorp Employee Stock Options and Citicorp Awards appropriate notices setting forth such holders' rights pursuant to the respective Citicorp Stock Plans and the agreements evidencing the grants of such Citicorp Em-ployee Stock Options and Citicorp Awards and that such Citicorp Employee Stock Options and Citicorp Awards and the related agreements shall be assumed by Travelers and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger).

                           (f)  Citicorp will exchange each outstand
ing Book Value Share prior to the Effective Time for such number of Citicorp Common Shares having a fair market value as of the date of exchange equal to the book value of such Book Value Share.

                  SECTION 5.07 Indemnification, Exculpation and Insurance.

                           (a)  Travelers agrees to indemnify and
hold harmless from liabilities for acts or omissions occurring at or prior to the Effective Time those classes of persons currently entitled to indemnification from Citicorp and its subsidiaries as provided in their re spective certificates of incorporation or by-laws (or comparable organizational documents) and to assume as the Surviving Corporation in the Merger, without further action, as of the Effective Time any indemnification agreements of Citicorp in effect as of the date hereof. In addition, from and after the Effective Time, directors and officers of Citicorp who become directors or officers of Travelers will be entitled to indemnification under Travelers' Restated Certificate of Incorporation and Bylaws, as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are af forded to other directors and officers of Travelers.

                           (b)  In the event that Travelers or any of
its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or sur viving corporation or entity of such consolidation or merger or (ii) except for any disposition of assets by the Surviving Corporation required by applicable law in connection with the Merger, transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Trav elers assume the obligations set forth in this Section 5.07.

                           (c)  For six years after the Effective
Time, Travelers shall maintain in effect Citicorp's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effec tive Time with respect to those persons who are currently covered by Citicorp's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Travelers may substitute therefor policies of Travelers or its subsid iaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall Travelers be required to pay aggregate premiums for insurance under this Section 5.07(c) in excess of 200% of the aggregate premiums paid by Citicorp in 1997 for such purpose.

                           (d)  The provisions of this Section 5.07
(i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  SECTION 5.08 Fees and Expenses. Except as provided in this
Section 5.08, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Travelers and Citicorp shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees).

                  SECTION 5.09 Public Announcements. Travelers and Citicorp will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agree-ment with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agree ment shall be in the form heretofore agreed to by the parties.

                  SECTION 5.10  Affiliates.

                           (a)  Not less than 45 days prior to the
Effective Time, Citicorp shall deliver to Travelers a list of names and addresses of each person who, in Citicorp's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise appli cable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") of Citicorp. Citicorp shall provide Travelers such information and documents as Travelers shall reasonably request for purposes of reviewing such list. Citicorp shall deliver or cause to be delivered to Travelers, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 5.10(a), executed by each of the Pooling Affili ates of Citicorp identified in the foregoing list. Travelers shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Travelers Common Stock to be received by the Pooling Affiliates of Citicorp pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Travelers Common Stock, consistent with the terms of such letters.

                           (b)  Not less than 45 days prior to the
Effective Time, Travelers shall deliver to Citicorp a list of names and addresses of each person who, in Trav elers' reasonable judgment is a Pooling Affiliate of Travelers. Travelers shall provide Citicorp such infor mation and documents as Citicorp shall reasonably request for purposes of reviewing such list. Travelers shall deliver or cause to be delivered to Citicorp, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 5.10(b), executed by each Pooling Affiliate of Travelers identi fied in the foregoing list.

                           SECTION 5.11 NYSE and PSE Listing. Travelers shall
use its best efforts to cause the Travelers Listed

Securities to be approved for listing on the NYSE and Pacific Exchange, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

                  SECTION 5.12 Stockholder Litigation. Each of Citicorp and Travelers shall give the other the reason able opportunity to participate in the defense of any stockholder litigation against Citicorp or Travelers, as applicable, and its directors relating to the transac tions contemplated by this Agreement.

                  SECTION 5.13 Tax Treatment. Each of Travelers and Citicorp shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c), including, without limitation, forebearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

                  SECTION 5.14 Pooling of Interests. Each of Citicorp and Travelers shall use their respective best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regula tions, and such accounting treatment to be accepted by each of Citicorp's and Travelers' independent certified public accountants, respectively, and to be accepted by the SEC, and each of Citicorp and Travelers agrees that it will not knowingly take any action that would cause such accounting treatment not to be obtained.

                  SECTION 5.15 Travelers Preferred Stock. Prior to the Effective Time, the Board of Directors of Travel ers shall take all necessary action to establish the terms of the Travelers Preferred Stock as contemplated by this Agreement and file the Certificates of Designations with the Secretary of State of the State of Delaware, all in accordance with the applicable provisions of the DGCL. The Certificates of Designations shall in all respects be substantially identical to the existing certificates of designations for the Citicorp Preferred Stock, except that the issuer thereof shall be Travelers instead of Citicorp and that the Certificates of Designations shall state that Travelers' obligations to pay dividends there under, if any, shall commence on the first dividend payment date that occurs following the Effective Time.

                  SECTION 5.16 Standstill Agreements; Confiden tiality Agreements. During the period from the date of this Agreement through the Effective Time, neither Citicorp nor Travelers shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiar ies is a party (other than the Confidentiality Agreement pursuant to its terms or by written agreement of the parties thereto). During such period, Citicorp or Trav elers, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                  SECTION 5.17  Compliance with 1940 Act Section 15.

                           (a)  Citicorp and Travelers acknowledge
that each of Citicorp and Travelers has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the 1940 Act. Each of Citicorp and Travelers shall not take, and each of them shall cause its affiliates not to take, any action not contemplated by this Agreement that would have the ef fect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the 1940 Act not to be met in respect of this Agreement and the trans actions contemplated hereby, and each of them shall not fail to take, and each of them shall cause its affiliates not to fail to take, and after the Closing Date shall not cause the Surviving Corporation to fail to take, any action if the failure to take such action would have the effect, directly or indirectly, of causing the require ments of any of the provisions of
Section 15(f) of the 1940 Act not to be met in respect of this Agreement and the transactions contemplated hereby. In that regard, each of Citicorp and Travelers shall conduct its business and shall, subject to applicable fiduciary duties, use its reasonable best efforts to cause each of its affili ates to conduct its business so as to assure that, inso-far as within the control of Citicorp and Travelers or their respective affiliates:

                           (i) for a period of three years after the Closing Date, at least 75% of the members of the Board of Directors or trustees of each fund that is registered under the 1940 Act, and that continues after the Closing Date its existing or a replacement investment advisory contract with the Surviving Corporation or any affiliate of the Surviving Corpo ration, are not (A) "interested persons" of the investment manager of such Fund after the Closing Date or (B) "interested persons" of the present investment manager of such fund; and

                           (ii) for a period of two years after the Closing Date, there shall not be imposed on any of the funds or sub-advisory funds that is registered under the 1940 Act an "unfair burden" as a result of the transactions contemplated by this Agreement, or any terms, conditions or understandings applicable thereto.

                           (b)  The terms and quotations in this
Section 5.17 shall have the meanings set forth in Section 15(f) or Section 2(a)(19) of the 1940 Act.

                  SECTION 5.18 Consent Procedure. In connection with obtaining consents from investment advisory clients, if such consents are determined to be necessary, each of Citicorp and Travelers shall (i) keep the other party informed of the status of obtaining consents, (ii) facil itate the other party's communication with clients re garding such consents, (iii) provide to the other party draft proxy statements and (iv) to the extent applicable, deliver to the other party prior to the Closing copies of all executed client consents and make available for inspection the originals of such consents prior to the Closing.

                  SECTION 5.19  Employee Benefit Plans.

                           (a)  From and after the Effective Time,
the Citicorp Benefit Plans and Travelers Benefit Plans in effect as of the Effective Time shall, subject to appli cable law, the terms of this Agreement and the terms of such plans, remain in effect with respect to the employ-ees of Citicorp or Travelers (or their respective subsid iaries), as the case may be, until such time as the Surviving Corporation shall adopt new employee benefit plans and arrangements with respect to employees of the Surviving Corporation and its subsidiaries. From and after the Effective Time, the Surviving Corporation shall, and shall cause its subsidiaries to, honor in accordance with their terms all Citicorp Benefit Plans and Travelers Benefit Plans, respectively, as amended as permitted hereunder, and all other contracts, arrange ments and commitments which apply to current or former employees or directors of Citicorp, Travelers or their respective subsidiaries.

                           (b)  Employees of Citicorp, Travelers and
their respective subsidiaries shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries and made available to such employees for service accrued or deemed accrued prior to the Effective Time with Citicorp, Travelers or any of their respective subsidiaries, as the case may be; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  SECTION 6.01 Conditions to Each Party's Obli gation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                           (a)  Stockholder Approvals.  Each of the
Citicorp Stockholder Approval and the Travelers Stock holder Approval shall have been obtained.

                           (b)  Governmental and Regulatory Approv
als. Other than the filing provided for under Section 1.03 and other than the filing of applications and no tices under the BHC Act and the receipt of approvals in respect thereof which shall have been obtained in form and substance reasonably satisfactory to each of Travel ers and Citicorp, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Citicorp, Travelers or any of their subsid iaries to consummate the Merger and the other transac tions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a mate rial adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfac tory to each of Travelers and Citicorp.

                           (c)  No Injunctions or Restraints.  No
judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohi bition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, (ii) except as may be required under the BHC Act, prohibiting or limiting the ownership or operation by Citicorp or Travelers and their respective subsidiaries of any mate rial portion of the business or assets of Citicorp or Travelers and their respective subsidiaries taken as a whole, or compelling Citicorp or Travelers and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Citicorp or Travelers and their respective subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or
(iii) which otherwise is reasonably likely to have a material adverse effect on Citicorp or Travelers, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                           (d)  Form S-4.  The Form S-4 shall have
become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                           (e)  NYSE Listing.  The shares of Travel
ers Listed Securities issuable to Citicorp's stockholders as contemplated by this Agreement shall have been ap proved for listing on the NYSE, subject to official notice of issuance.

                  SECTION 6.02 Conditions to Obligations of Travelers. The obligation of Travelers to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                           (a)  Representations and Warranties.  The
representations and warranties of Citicorp set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an ear lier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limita tion as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on Citicorp.

                           (b) Performance of Obligations of Citicorp. Citicorp
shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                           (c)  Tax Opinion.  Travelers shall have
received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Travelers, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Travelers and Citicorp will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Travelers may require delivery of, and rely upon, the Tax Certificates.

                           (d)  No Material Adverse Change.  At any
time after the date of this Agreement there shall not have occurred any material adverse change relating to Citicorp.

                  SECTION 6.03 Conditions to Obligations of Citicorp. The obligation of Citicorp to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                           (a) Representations and Warranties. The
representations and warranties of Travelers set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an ear lier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limita tion as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on Travelers.

                           (b)  Performance of Obligations of Travel
ers. Travelers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                           (c) Tax Opinion. Citicorp shall have received from
Shearman & Sterling, counsel to Citicorp, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Travelers and Citicorp will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Citicorp may require delivery of, and rely upon, the Tax Certificates.

                           (d) No Material Adverse Change. At any time after the
date of this Agreement there shall not have occurred any material adverse change relating to Travelers.

                  SECTION 6.04 Frustration of Closing Condi tions. Neither Travelers nor Citicorp may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transac tions contemplated by this Agreement, as required by and subject to Section 5.05.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Citicorp Stockholder Approval or the Travelers Stockholder Approval:

                           (a)  by mutual written consent of Travel
ers and Citicorp;

                           (b)  by either Travelers or Citicorp:

                           (i) if the Merger shall not have been consummated by the later of December 31, 1998 or such date as the Closing may have been extended by either party pursuant to the proviso to Section 1.02; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consum mated by such time;

                           (ii) if the Citicorp Stockholder Approval shall not have been obtained at a Citicorp Stock holders Meeting duly convened therefor or at any adjournment or postponement thereof;

                           (iii) if the Travelers Stockholder Ap proval shall not have been obtained at a Travelers Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                           (iv) if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

                           (c) by Travelers, if Citicorp shall have breached or
failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to a material adverse change relating to Citicorp and (B) is incapable of being cured by Citicorp;

                           (d) by Travelers if the Board of Directors of
Travelers shall have exercised its rights set forth in Section 4.03(b); provided that, in order for the termination of this Agreement pursuant to this paragraph

(d) to be deemed effective, Travelers shall have complied with all provisions contained in Section 4.03, including the notice provisions therein;

                           (e)  by Citicorp, if Travelers shall have
breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to a material adverse change relating to Travelers and (B) is incapable of being cured by Travelers; or

                           (f)  by Citicorp if the Board of Directors
of Citicorp shall have exercised its rights set forth in Section 4.02(b); provided that, in order for the termina tion of this Agreement pursuant to this paragraph (f) to be deemed effective, Citicorp shall have complied with all provisions of Section 4.02, including the notice provisions therein.

                  SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either Citicorp or Travelers as provided in
Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Travelers or Citicorp, other than the provisions of Section 3.01(o), Section 3.02(o), the last sentence of
Section 5.04, Section 5.08, this Section 7.02 and Article VIII, which provisions survive such termination, provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, cove nants or agreements set forth in this Agreement.

                  SECTION 7.03 Amendment. This Agreement may be amended by the parties at any time before or after the Citicorp Stockholder Approval or the Travelers Stock holder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Citicorp or Travelers without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or other wise shall not constitute a waiver of such rights.

                  SECTION 7.05 Procedure for Termination, Amend ment, Extension or Waiver. A termination of this Agree ment pursuant to Section 7.01 shall, in order to be effective, require, in the case of Travelers or Citicorp, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized commit tee of its Board of Directors to the extent permitted by law.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warran ties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of deliv ery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)  if to Travelers, to:

                           Travelers Group Inc.
                           388 Greenwich Street
                           New York, New York 10013
                           Telecopy No.:  (212) 816-8996
                           Attention:  Charles O. Prince, III

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022
                           Telecopy No.:  (212) 735-2000
                           Attention:  Kenneth J. Bialkin

                           (b)  if to Citicorp, to

                           Citicorp
                           153 East 53rd Street
                           New York, New York 10022
                           Telecopy No.:  (212) 559-0415
                           Attention:  John J. Roche

                           with copies to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Telecopy No.:  (212) 848-7179
                           Attention:  David W. Heleniak


                  SECTION 8.03 Definitions. For purposes of this Agreement:

                           (a)  an "affiliate" of any person means
another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, however, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an affiliate of such person;

                           (b)  "material adverse change" or "mate
rial adverse effect" means, when used in connection with Citicorp or Travelers, any change, effect, event, occur rence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (i) the economy or securities markets of the United States or any other region in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the failure to obtain applicable regula tory or other third party consents that are required under this Agreement or (iv) the financial services industry in general, and not specifically relating to Citicorp or Travelers or their respective subsidiaries, and the terms "material" and "materially" have correla tive meanings;

                           (c) "person" means an individual, corpo ration,
partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                           (d) a "subsidiary" of any person means another
person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity inter ests of which) is owned directly or indirectly by such first person; provided that "subsidiary" shall not in clude
(x) with respect to Citicorp, any Citicorp Fund or any person in which a Citicorp Fund holds an ownership interest, (y) with respect to Travelers, any Travelers Fund or any person in which a Travelers Fund holds an ownership interest; and (z) any entity in which a "sub sidiary" that is a Small Business Investment Company formed pursuant to the Small Business Investment Act has an equity interest.

                           (e)  "knowledge" of any person which is
not an individual means the knowledge of such person's executive officers.

                  SECTION 8.04 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "in cludes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereun der" and words of similar import when used in this Agree ment shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the femi nine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted succes sors and assigns.

                  SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), and the Confidenti ality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  SECTION 8.08 Assignment. Neither this Agree ment nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preced ing sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 8.09 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

                  SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the origi nal intent of the parties as closely as possible to the fullest extent permitted by applicable law in an accept able manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                          TRAVELERS GROUP INC.




                                          By: /s/ Sanford I. Weill
                                             ----------------------------
                                             Name:  Sanford I. Weill
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer


                                          CITICORP



                                          By: /s/ John S. Reed
                                             ----------------------------
                                             Name:  John S. Reed
                                             Title: Chairman

                                                                 EXHIBIT 5.10(a)


Travelers Group Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

         The undersigned, a holder of shares of common stock, par value $1.00 per share ("Citicorp Common Stock"), of Citicorp, a Delaware corporation ("Citicorp"), is entitled to receive in connection with the merger (the "Merger") of Citicorp with and into Travelers Group Inc., a Delaware corporation ("Travelers"), shares of common stock, par value $.01 per share (the "Travelers Common Stock"), of Travelers. The undersigned has been advised that the undersigned may be deemed an "affiliate" of Citicorp within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of Citicorp for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Nothing contained herein should be construed as an admission that I am an "affiliate" of Citicorp as described in the immediately preceding sentence.

         If, in fact, the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Travelers Common Stock received by the undersigned in exchange for any shares of Citicorp Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemp tion from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Travelers will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of sale, transfer or other disposition of shares of Travelers Common Stock by the under signed or take any action (other than to comply with the report ing requirements of the Securities Exchange Act of 1934, as amended, so long as it is subject to such requirements) to make compliance with an exemption from registration available to the undersigned.

         The undersigned hereby represents to and covenants with Travelers that the undersigned will not sell, assign or transfer any of the shares of Travelers Common Stock received by the undersigned in exchange for shares of Citicorp Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in confor mity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Travelers or other counsel reasonably satisfactory to Travelers or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transac tion to be engaged in by the undersigned, is not required to be registered under the Securities Act.

         The undersigned hereby further represents to and covenants with Travelers that from the date that is 30 days prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between Travelers and Citicorp), the undersigned will not sell, transfer or otherwise dispose of any shares of Citicorp Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any shares of Travelers Common Stock received by the undersigned in the Merger until after such time as results covering at least 30 days of post-Merger combined operations of Citicorp and Travelers have been published by Travelers, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except after prior written notice to Travelers of the undersigned's intention to make such sale and Travelers' determination that such sale would not reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

         In the event of a sale or other disposition by the under signed of shares of Travelers Common Stock pursuant to Rule 145 or other exempt transaction, the undersigned will supply Travel ers with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above, as the case may be. The undersigned understands that Travelers may instruct its transfer agent to withhold the transfer of any shares of Travelers Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Travelers shall cause the transfer agent to effectuate the transfer of the shares of Travelers Common Stock sold as indicated in such letter.

         The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing the Travelers Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfac tory to Travelers from counsel reasonably satisfactory to Travel ers to the effect that such legends are no longer required for purposes of the Securities Act.

         There will be placed on the certificates for Travelers Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Travelers shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Travelers Common Stock and (ii) the receipt by Travelers of this letter is an inducement to Travelers' obligations to consummate the Merger.

                                                 Very truly yours,

                                                            ANNEX I TO EXHIBIT A


[Date]


[Name]

         On , the undersigned sold shares of common stock (the "Travelers Common Stock") of Travelers Group Inc., a Dela ware corporation ("Travelers"), which were received by the undersigned in connection with the merger of Citicorp with and into Travelers.

         Based upon the most recent report or statement filed by Travelers with the Securities and Exchange Commission, the shares of Travelers Common Stock sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         The undersigned hereby represents that the shares of Travel ers Common Stock were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Travelers Common Stock, and that the undersigned has not made any payment in connection with the offer or sale of the Travelers Common Stock to any person other than to the broker who executed the order in respect of such sale.

                                                 Very truly yours,

                                                                 EXHIBIT 5.10(b)

Citicorp
399 Park Avenue
New York, New York  10043

Dear Sirs:

         The undersigned, a holder of shares of common stock, par value $.01 per share ("Travelers Common Stock"), of Travelers Group Inc., a Delaware corporation ("Travelers"), has been advised that the undersigned may be deemed an "affiliate" of Travelers for purposes of qualifying the merger (the "Merger") of Citicorp, a Delaware corporation ("Citicorp"), with and into Travelers for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable Securities and Exchange Commission ("SEC") rules and regulations. Nothing contained herein should be construed as an admission that I am an "affiliate" of Travelers as described in the immediately preceding sentence.

         The undersigned hereby represents to and covenants with Travelers that from the date that is 30 days prior to the Effec tive Time (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between Travelers and Citicorp), the under signed will not sell, transfer or otherwise dispose of any shares of Travelers Common Stock held by the undersigned until after such time as results covering at least 30 days of post-Merger combined operations of Citicorp and Travelers have been published by Travelers, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except after prior written notice to Travelers of the under signed's intention to make such sale and Travelers' determination that such sale would not reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Travelers Common Stock and (ii) the receipt by Citicorp of this letter is an inducement to Citicorp's obligations to consummate the Merger.

                                                 Very truly yours,